QDEFA14A (2022_07_25)E

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ELECTRONIC ARTS INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing on July 25, 2022, Electronic Arts Inc. will use the following supplemental information in communicating with certain stockholders.

Dear Stockholder:

Electronic Arts Inc. (“we”, the “Company” or “EA”) is holding its 2022 annual meeting of stockholders (the “Annual Meeting”) on August 11, 2022. On June 24, 2022, we filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with our Annual Meeting, which is available, along with our 2022 annual report to stockholders, at https://materials.proxyvote.com/ or on our investor relations website at https://ir.ea.com/financial-information/annual-reports-and-proxy-information/default.aspx and we have posted a supplemental Stockholder Outreach Presentation on our Investor Relations website at https://ir.ea.com that we have included with this filing.

1 Stockholder Outreach Summer 2022 1

2 ● Stockholder Proposal on Severance Pay. Limiting cash and equity severance to 2.99x salary and bonus is not market standard, and could put us at a competitive disadvantage by limiting our ability to attract executive talent in an increasingly competitive labor market (see page 3) ● Enhanced Executive Compensation Program in Response to Stockholders. Made significant enhancements to our executive pay program following last year’s annual meeting, which build upon prior changes that were in effect for recently-closed FY22 (see pages 4-5) ● Board Refreshment and Commitment to Stockholder Rights. Including a proposal at the 2022 Annual Meeting to lower the special meeting rights threshold from 25% to 15%, as well as enhancements to our Lead Director responsibilities and a rotation of leadership of our Board’s Committees (see page 6) ● Committed to Positive Impact. Increased DE&I disclosure, including EEO-1 and a commitment to disclose quantitative representation goals. Scaled our environmental sustainability efforts, committing to measure Scope 1 and 2 GHG emissions, as well as building tools to capture significant sources of Scope 3 emissions (see page 7) Key Topics of Investor Interest

3 Our Severance Pay Practices Our Board of Directors recommends a vote AGAINST the stockholder proposal on severance pay The stockholder proposal on severance pay is not in the best interests of EA or our stockholders • Would require a binding stockholder vote on cash and equity severance benefits exceeding 2.99 times salary and bonus • Could place us at a severe competitive disadvantage by limiting our ability to retain and attract highly qualified executives • Stockholders have a voice on executive compensation matters through our annual say-on-pay vote and robust, year-round stockholder engagement program EA’s current cash severance benefits are below the proposed 2.99x cap and are only payable in limited circumstances • Double-trigger cash severance limited to 2x salary plus target bonus for our CEO, and 1.5x for other named executive officers • No excise tax gross ups, consulting fees, additional equity grants or special retirement provisions under our change-in- control severance plan

Responsiveness to Stockholder Feedback

Robust Stockholder Engagement Program


Directors led calls with stockholders representing **~32% of our common stock**
Following the 2021 annual meeting, we reached out to stockholders representing **~54% of our common stock**
We engaged with stockholders representing **~35% of our common stock**

Substantial Compensation Program Enhancements

Actions Taken Based on Feedback	
Quantum of Pay	• Reiterated commitment to not grant special equity awards to NEOs through at least the end of fiscal year 2026; confirmed it applies to enhanced annual equity awards • CEO's FY22 equity award was 40% lower than target value of his FY21 equity award, and no increase to target value for FY23
FY23 Annual Performance Cash Bonus	• Increased financial performance weighting of company bonus pool funding formula to 70% for our CEO and 60% for our CFO and COO • Implemented enterprise-level scorecard for strategic and operating objectives to show attainment relative to target • ESG goals relating to Human Capital Management included in FY23 enterprise-level scorecard weighted at 20%
PRSUs	• Effective FY23, increased portion of performance-based equity for CFO and COO to 60% PRSUs, consistent with CEO's equity mix
FY23 Peer Group	• Reviewed peer group to ensure appropriately scaled, removed companies with outsized market capitalizations

Electronic Arts
4

Executive Compensation Structure

	Element	Characteristics
Annual	Base Salary	• Fixed cash component
Annual	Performance Cash Bonus	• Financial performance comprises 50-70% of bonus funding based on non-GAAP net revenue and diluted EPS • Remainder based on company strategic objectives, plus individual performance modifier • Increased the financial performance weighting to 70% for our CEO, and to 60% for our CFO and COO (NEW) • Added enterprise-level scorecard, measuring business performance on six metrics including ESG goals (NEW)
Long-Term	Performance-Based RSUs	• Based on net bookings and operating income performance on an annual basis, combined with three-year measurement of relative TSR vs. Nasdaq-100 • Three-year cliff-vesting for all metrics • Above-median performance required for target payout under relative TSR component • Eliminated relative TSR lookback feature for FY22 PSRUs • Increased PRSU weightings for CFO and COO to be 60% of annual equity award, consistent with CEO award mix (NEW)
Long-Term	RSU	• 35-month vesting schedule

FY22 CEO Target Pay Mix


Salary 5.9%
Bonus 11.9%
RSU 32.9%
PRSU 49.3%
94.1% of CEO pay is at-risk

Electronic Arts

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61. Three Female Nominees (Talbott Roche, Heidi Ueberroth & Rachel Gonzalez); One African American (Kofi Bruce); Two Hispanic/Latino (Luis Ubiñas & Rachel Gonzalez). 2. Leonard Coleman is retiring at the 2022 Annual Meeting. Strong and Responsive Governance Board Nominee Diversity Added two highly qualified, skilled, and diverse members to our Board in 2021 who strengthen the Board’s financial expertise, corporate governance, digital commerce, and risk management skillsets  Refreshed all three Board committees; Appointed Talbott Roche as Chair of the Compensation Committee  Proposal at 2022 Annual Meeting to lower the special meeting rights threshold from 25% to 15%  Implemented a 25% right to act by written consent  Reduced the number of permitted outside boards for our non-executive directors to four boards (including EA)  Enhanced formal responsibilities of Lead Independent Director role Recent Shareholder Rights Enhancements Recent Board & Committee Diversity and Refreshment  5 directors (63%) female and/or from underrepresented communities(1,2)  Average tenure of 7 years Balanced Tenure 38% 25% 38% 0-5 years 6-10 years More than 10 years

7 Environmental and Social Practices Increased DE&I Transparency and Commitments • Voluntarily disclosed EEO-1 diversity data • Committed to publishing: - Quantitative representation goals before the end of fiscal 2023 - Voluntary attrition data by gender and race/ethnicity in our 2022 Impact Report - Hiring and promotion data when significant to understand progress towards our representation goals Created Positive Impact in Our Community • Created the John Madden Legacy Commitment to education, committing $2.5M to support STEAM education • Launched the EA Madden Scholarship, donating an additional $2.5M to support students at 12 historically black colleges and universities Continued Commitment to Pay Equity • Maintained base pay equity on the basis of gender globally and on the basis of race/ethnicity in the United States • Expanded pay equity analysis to include annual bonus and equity compensation, working to eliminate bias across our elements of pay Scaled our Environmental Sustainability Efforts • Integrating sustainability across our business, focusing on: • Measuring and managing our Scope 1, 2 and 3 emissions • Understanding risks to our business associated with climate change. • Committed to use fiscal year 2023 as our baseline year to measure Scope 1 and 2 GHG emissions • Committed to conduct a TCFD risks and opportunities analysis with public reporting expected before the end of fiscal 2023 • Investing in people, tools and systems to capture significant sources of Scope 3 emissions

8 2022 Annual Meeting We value your support on our 2022 ballot items Election of Directors Highly-qualified Board focused on creating value for stockholders while creating positive impact in our workplaces and the world around us  Ratification of the Appointment of KPMG LLP, Independent Public Registered Accounting Firm Approval of our Amended 2019 Equity Incentive Plan Stockholder Proposal on Termination Pay The stockholder proposal is not in the best interests of stockholders because it could place us at a severe competitive disadvantage by limiting our ability to retain and attract highly qualified executives  Amend our Certificate of Incorporation to Reduce the Threshold for Stockholders to Call Special Meetings from 25% to 15% Advisory Vote to Approve Named Executive Officer Compensation Responsive to stockholder feedback; made substantial changes to executive compensation program that enhance our pay-for-performance philosophy, further align the interests of our executives with stockholders, and advance our objectives to attract and retain critical leaders in an exceptionally competitive landscape for executive talent 

9 Thank You